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                                 EXHIBIT 10(c)
CONSULTING AGREEMENT

This Agreement is made as of the 15th of June 1995 by and between DUPLEX PRODUCTS INC., a Delaware corporation with its principal place of business at 1947 Bethany road, Sycamore, Illinois 60178 ("DUPLEX") and JOHN C. COLMAN, an individual, whose principal place of residence is 4 Briar Lane, Glencoe, IL 60022-1801 ("CONSULTANT").

DUPLEX wishes to contract with CONSULTANT for services including management consulting services, and CONSULTANT is willing and qualified to perform such services.

In consideration of the above recitals, the terms and covenants of this Agreement, and other valuable consideration, the receipt of which is acknowledged, the parties agree as follows:

1. SERVICES. CONSULTANT shall supply DUPLEX with management consulting services ("Services").

It is understood that Services provided by CONSULTANT pursuant to this Agreement shall be so provided on a day-to-day, as-needed basis. DUPLEX shall have sole discretion to determine the need for the continued provision of such Services. CONSULTANT agrees to perform such additional Services as may be requested in writing by DUPLEX and agreed to by the parties.

2.  COMPENSATION.  DUPLEX shall compensate CONSULTANT as follows:

A. The equivalent of Two Hundred Thousand ($200,000) Dollars per year, payable in equal monthly installments payable by wire transfer via Account No. 51-55754, Bank of America, IL, 231 South LaSalle Street, Chicago, IL 60697, ABA 071-000039, for the effort actually expended by CONSULTANT pursuant to this Agreement ("Consulting Fee"). Such payments shall be made by the 10th day of each month, with the first of such payment being made by July 10, 1995, and by the 10th day of each month thereafter during the existence of this Agreement.

B. Actual reasonable expenses incurred by CONSULTANT and approved by DUPLEX that are directly related to CONSULTANT'S performance under and pursuant to this Agreement.

C. DUPLEX shall provide general office space, supplies and support in addition to the expense amount listed herein.

D. It is understood that CONSULTANT will receive the compensation outlined herein in lieu of any of the Director's fees that CONSULTANT would otherwise be entitled to as a member of the DUPLEX Board of Directors, with the exception of actual expenses related to Directors' meetings.

3.  CONFIDENTIALITY.

CONSULTANT agrees that (a) all knowledge and information that CONSULTANT may receive from DUPLEX or from its employees or other consultants of DUPLEX, or by virtue of the performance of services under and pursuant to this Agreement, relating to inventions, products, processes, machinery, apparatus, prices, discounts, costs, business affairs, future plans, or technical data that belong to DUPLEX or to those with whom DUPLEX has contracted regarding such information, and (b) all information provided by CONSULTANT to DUPLEX in reports of work done, together with any other information acquired by or as direct result of employment as a consultant by DUPLEX and during the term of such employment, shall for all time and for all purposes be regarded by CONSULTANT as strictly confidential and held by CONSULTANT in confidence, and solely for DUPLEX'S benefit and use, and shall not be used by CONSULTANT or directly or indirectly disclosed by CONSULTANT to any person whatsoever except to DUPLEX or with DUPLEX's prior written permission.


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4.  CONSULTANT REPRESENTATIONS.

CONSULTANT represents and warrants that CONSULTANT has the right to perform the services required under and pursuant to this Agreement without violation of obligations to others, and that CONSULTANT has the right to disclose to DUPLEX all information transmitted to DUPLEX in the performance of services under and pursuant to this Agreement, and CONSULTANT agrees that any information submitted to DUPLEX, whether patentable or not, may be utilized fully and freely by DUPLEX.

5.  COVENANT NOT TO COMPETE.

During the term of this Agreement with DUPLEX, CONSULTANT shall not engage in nor service or assist anyone engaged in a business which is directly or indirectly competitive with the business of DUPLEX or the services provided to DUPLEX by CONSULTANT. In addition, for a period of one (1) year after termination of this Agreement, CONSULTANT shall not directly or indirectly, by himself or in conjunction with any other person, firm, corporation or business enterprise, engage in a business or industry that is competitive with that part of the business of DUPLEX with which CONSULTANT is associated during the term of this Agreement. This covenant not to compete shall be for the Continental United States. CONSULTANT acknowledges the national scope of DUPLEX's business interests. The parties stipulate that the matters covered in this Agreement are important material, confidential and gravely affect the successful conduct of business and good will of DUPLEX. CONSULTANT acknowledges that DUPLEX will suffer irreparable injury in the event that CONSULTANT violates this Agreement. The parties agree that DUPLEX may enforce this Agreement by seeking equitable and injunctive relief, as well as monetary damages, attorney's fees and costs of suit.

6.  DURATION AND TERMINATION.

This Agreement shall become effective on the date stated above and shall continue at the discretion of the parties. This agreement may be terminated pursuant to the following:

A  Immediately by DUPLEX on the death or incapacity of CONSULTANT;

B.  By either party, at any time, on five (5) days' prior written notice;

The obligations of CONSULTANT under Sections 3, 4 and 5 above shall survive any expiration or termination of this Agreement. On termination of this Agreement, CONSULTANT will return to DUPLEX all written information, drawings, models, and other materials or files supplied to CONSULTANT or created by CONSULTANT at the direction or expense of DUPLEX.

7.  LIMITATION OF DAMAGES.

CONSULTANT waives any rights to recovery from DUPLEX for any injuries that CONSULTANT may sustain while performing services under and pursuant to this Agreement and that are a result of CONSULTANT's own negligence. CONSULTANT shall be responsible for and shall reimburse DUPLEX for all loss or damage to DUPLEX's property, property of third parties, or personal injury caused by the acts or omissions of CONSULTANT during the term of this Agreement.



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8.  ASSIGNMENT/MODIFICATION/MERGER

The rights of CONSULTANT under this Agreement are personal to CONSULTANT and may not be assigned or transferred to any other person, firm, or corporation without the prior, express, and written consent of DUPLEX. This Agreement shall constitute the entire Agreement between the parties and any prior understanding or representation of any kind preceding the date of this Agreement shall not be binding upon either party except to the extent incorporated in this Agreement. Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.

9.  NOTICES.

Any notice provided for or concerning this Agreement shall be in writing and be deemed sufficiently given when sent by certified or registered mail if sent to the respective address of each party as set forth at the beginning of this Agreement.

10.  GOVERNING LAW/ARBITRATION.

It is agreed that this Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Illinois.

11.  EFFECT OF PARTIAL INVALIDITY.

The invalidity of any portion of this Agreement will not and shall not be deemed to affect the validity of any other provision. In the event that any provision of this Agreement is held to be invalid, the parties agree that the remaining provisions shall be deemed to be in full force and effect as if they had been executed by both parties subsequent to the expungement of the invalid provision.


IN WITNESS WHEREOF, the parties have executed this Agreement on this 16th day of October, 1995.

DUPLEX PRODUCTS INC.

By:  A.A. Campbell                   John C. Colman
     Its:  President